EXHIBIT 5.1
Opinion of Harney, Westwood & Riegels
HARNEYS
British Virgin Islands lawyers

Associated offices
Harney Westwood & Riegels
British Virgin Islands	5506 The Center
Tel: +1 284 494 2233	99 Queen’s Road Central
Fax: +1 284 494 3547	Central
Hong Kong
London	Tel: +852 2815 7888
Tel: +44 (0) 20 7332 5620	Fax: +852 2815 7676
Fax: +44 (0) 20 7332 5621	www.harneys.com

Anguilla
Tel: +1 264 498 5000
Fax: +1 264 498 5001

Your Ref

20 December 2006	Our Ref 037096.0002
BY EMAIL AND BY COURIER
China Technology Development Group Corporation
Room 2413-18, Shiu On Centre
8 Harbour Road
Hong Kong
Dear Sirs
China Technology Development Group Corporation — IBC No. 161076 (the “Company”) — Registration Statement on Form S-8
1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the offering and issuance to certain persons of an aggregate of 1,000,000 shares of Common Stock of US$0.01 par value (the “Common Stock”) under the Company’s 2005 Stock Option Plan (the “Plan”) to form part of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission of the United States under the United States Securities Act of 1933, as amended.

The Plan and the Registration Statement are together referred to in this opinion as the “Documents”. Copies of the Documents are attached hereto.

2.	For the purpose of this opinion, we have examined the following:
(a)	electronic copies of the Documents; and

(b)	(i)	the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the British Virgin Islands Registry of Corporate Affairs on 8 December 2006 (the “Memorandum & Articles”);

	(ii)	an original registered agent’s certificate dated 14 December 2006 identifying the directors of the Company, issued by Harneys Corporate Services Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);
Resident Partner: M. Gagie

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(iii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 19 December 2006; and

(iv)	the records of proceedings on file with, and available for inspection on 19 December 2006 at the High Court Registry, British Virgin Islands.
3.	For the purposes of this opinion we have assumed without further enquiry:
(a)	the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(c)	that the Plan was or will be adopted and approved for and on behalf of the Company by a resolution of the directors and by a special resolution of the members of the Company;

(d)	that the necessary resolutions of the members required under the Company’s Memorandum and Articles authorising the issue of the Common Stock have been, or will be passed; and

(e)	that the Common Stock will be issued by the directors of the Company for an aggregate subscription price, which is not less than its aggregate par value.
4.	Based on the foregoing our opinion is as follows:
(a)	The Company is a company duly incorporated with limited liability under the International Business Companies Act and validly existing in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power under its Memorandum and Articles to issue the Common Stock contemplated by the Plan.

(c)	The Common Stock, when issued in the manner described in the Plan will be validly issued, fully paid and non-assessable.
5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.
6.	This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Documents only. It may not be disclosed to or relied on by any other party or for any other purpose. We hereby consent to the reference made to our firm in the Registration Statement and to the filing of the opinion as an exhibit to the Registration Statement for information purposes only.
Yours faithfully
HARNEY WESTWOOD & RIEGELS

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